UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 6, 2021

VistaGen Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

NEVADA	000-54014	20-5093315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

343 Allerton Ave. South San Francisco, California 94090
(Address of principal executive offices)
(650) 577-3600
(Registrant’s telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VTGN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02  Election of Directors.

On July 6, 2021, Mary L. Rotunno J.D. was appointed to serve on the Board of Directors (the “Board”) of VistaGen Therapeutics, Inc. (the “Company”). Ms. Rotunno was deemed to be an “independent director,” as such term is defined in Listing Rule 5605 of the Nasdaq Stock Market. A copy of the press release announcing Ms. Rotunno’s appointment is attached to this Current Report on Form 8-K as Exhibit 99.1.

Ms. Rotunno, age 61, has served as General Counsel of El Camino Health, a $1 billion revenue health care system, since January 2014, and has served as a Member of the Executive Leadership Team at El Camino Health since August 2015. Ms. Rotunno is also Board Chair and a member of Audit, Executive/Governance and Nominations Committees for health care provider, Momentum for Health, located in San Jose, California.  Before joining El Camino Health, Ms. Rotunno spent over 11 years as Senior Counsel and Client Service Leader for Common Spirit Health, formerly Dignity Health, in California’s San Francisco Bay Area. Prior to Dignity Health, she held various legal roles at Varian Medical Systems, Manatt, Phelps & Phillips, Golden Living, and Pillsbury Winthrop Shaw Pitman. Ms. Rotunno graduated with honors from the University of Illinois with a Bachelor of Science in Nursing. She worked as a registered nurse before earning her Juris Doctor degree, cum laude, from the University of California, Hastings College of Law, San Francisco.  She obtained certification by the Women’s Corporate Board Readiness Program at Santa Clara University and completed the Hastings Leadership Academy for Women and Dignity Health Ministry Leadership Program.

There are no arrangements or understandings between Ms. Rotunno and any other person pursuant to which she was selected as a director, and Ms. Rotunno is not a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

In connection with her appointment, the Company entered into an Indemnification Agreement (the “Indemnification Agreement”) with Ms. Rotunno. The Indemnification Agreement requires the Company to indemnify Ms. Rotunno to the fullest extent permitted under Nevada law against liability that may arise by reason of her service to the Company and to advance certain expenses incurred as a result of any proceeding against her as to which she could be indemnified.

The foregoing description of the Indemnification Agreement is not complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VistaGen Therapeutics, Inc.

Date: July 8, 2021	By:	/s/ Shawn K. Singh
Shawn K. Singh Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Indemnification Agreement, dated July 6, 2021, by and between VistaGen Therapeutics, Inc. and Mary L. Rotunno J.D.
99.1	Press Release issued byVistaGen Therapeutics, Inc., dated July 7, 2021